UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard Transfer of Listing.

As previously disclosed on a Current Report on Form 8-K filed on November 3, 2023, Brainstorm Cell Therapeutics Inc. (the “Company”) received a notice in the form of a letter (the “Notice”) from the Listing Qualifications department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”) on November 1, 2023 notifying the Company that the Company was not in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”) and that the Company had 180 calendar days to regain compliance with the Minimum Bid Price Requirement.

On May 1, 2024, Nasdaq notified the Company that because it had not satisfied the Minimum Bid Price Requirement within the initial 180-day compliance period the Company’s common stock would be delisted from the Nasdaq Capital Market at the opening of business on May 10, 2024, unless the Company requested a hearing before the Nasdaq Hearings Panel.

On May 2, 2024, the Company requested a hearing to appeal the delisting determination. In response, Nasdaq set a hearing date of June 13, 2024, and offered the Company an expedited review process, which required the Company to complete a questionnaire regarding the Company’s plan to regain compliance with the Minimum Bid Price Requirement. The Company submitted the completed questionnaire on May 7, 2024, which included the representation that, if necessary, the Company will effect a reverse stock split on or before October 7, 2024, to regain compliance with the Minimum Bid Price Requirement.

On June 3, 2024, the Company received notice from Nasdaq that, based upon the completed questionnaire and the expedited review process, the Nasdaq Hearing Panel had granted the Company a temporary exception until October 21, 2024 to, if necessary, effect the reverse stock split and thereafter regain compliance with the Minimum Bid Price Requirement. The Nasdaq Hearing Panel noted that the temporary exception was granted based upon the Company’s representation that it would complete a reverse stock split, if necessary, no later than October 7, 2024. The Company prioritizes regaining compliance with the Minimum Bid Price Requirement through other measures before resorting to a reverse stock split. However, in the event the Company fails to achieve compliance by mid-August 2024, it will be required to undertake a reverse stock split to regain compliance by the October 21, 2024 deadline. In the event the Company fails to regain compliance with the Minimum Bid Price Requirement by October 21, 2024, its securities will be delisted.

There can be no assurance that effecting a reverse stock split will ensure compliance with the Minimum Bid Price Requirement and the Company cannot predict the effect that a reverse stock split would have on the market price for shares of its common stock.

Forward Looking Statements

This Current Report contains forward-looking statements that involve risks and uncertainties intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of current or historical fact contained in this Current Report, including statements regarding the Company’s expected timeline for the reverse stock split and compliance with the Nasdaq’s Corporate Governance Rules, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. The Company has based these forward-looking statements on the current expectations about future events held by management. While the Company believes these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the Company’s control. The Company’s actual future results may differ materially from those discussed here for various reasons. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: June 4, 2024	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer